As filed with the Securities and Exchange Commission on February 16, 2016

Registration No. 333-30024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-30024

EARTHLINK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	46-4228084 (I.R.S. Employer Identification No.)

1170 Peachtree Street, Suite 900, Atlanta, Georgia  30309

(Address of principal executive offices)     (Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

EarthLink Holdings Corp.

Stock Option Plans

(Full title of the plan)

Louis M. Alterman

Executive Vice President and Chief Financial Officer

EarthLink Holdings Corp.

1170 Peachtree St., Suite 900

Atlanta, Georgia 30309

(404) 815-0770

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

David M. Carter

Troutman Sanders LLP

1001 Haxall Point

Richmond, Virginia 23219

(804) 697-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Deregistration of Unsold Securities

This post-effective amendment relates to the following registration statement on Form S-8 (the “S-8 Registration Statement”) of EarthLink Holdings Corp. (the “Company”):

•                  File No. 333-30024, filed February 10, 2000 and amended January 10, 2014, registering shares of the Company’s common stock under the EarthLink Holdings Corp. Stock Option Plans (f/k/a the EarthLink, Inc. Stock Option Plans).

This post-effective amendment to the S-8 Registration Statement is being filed solely to deregister any and all securities previously registered under the S-8 Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 16, 2016.

EarthLink Holdings Corp.
(Registrant)

By:	/s/ Louis M. Alterman
Name:	Louis M. Alterman
Title:	Executive Vice President and Chief Financial Officer

Note: No other person is required to sign this post-effective amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.